NON-RECOURSE GUARANTY

THIS CONTINUING NON-RECOURSE GUARANTY, dated as of August 31, 2007 (this "Guaranty"), is made by GAH-CDC Holdings, LLC, a Delaware limited liability company having an office address at c/o Golden Autumn Holdings Inc., 15455 Dallas Pkwy, 6th Floor, Dallas, Texas 75001 (the "Guarantor"), in favor of each of the persons defined as Buyers in that certain Securities Purchase Agreement dated of even date herewith (the “SPA”) among GOLDEN AUTUMN HOLDINGS, INC., a Nevada corporation (the “Company”), and the Buyers. Terms that are capitalized in this Guaranty and not otherwise defined herein shall have the respective meanings given to such terms in the SPA.

WHEREAS, the Buyers and the Company have entered into SPA (together with all other documents, instruments and agreements executed or delivered by the Company in connection therewith (collectively, the “Documents”), pursuant to which the Buyers have purchased, among other securities, senior secured convertible promissory notes of the Buyer in the aggregate principal amount of $1,000,000 (the “Notes”); and

WHEREAS, the Guarantor is a substantial stockholder of the Company; and

WHEREAS, Guarantor will benefit from the execution and delivery of the SPA and the purchase by the Buyers of the Notes thereunder; and

WHEREAS, as a condition to the closing of the SPA the Guarantor is required to enter into this Guaranty of the obligations of the Company under the Notes (the “Obligations”); and

WHEREAS, Guarantor desires to satisfy the condition described in the preceding paragraph and therefore is willing to enter into this Guaranty of payment of all Obligations.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

SECTION 1. Guaranty. The Guarantor hereby unconditionally guarantees the punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all Obligations and agrees to pay in, in addition, all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and related expenses) incurred by the Buyers in enforcing their rights under this Guaranty.

SECTION 2. Guaranty Absolute. The Guarantor guarantees that the Obligations will be paid and performed strictly in accordance with the terms of the SPA and the Notes or any other agreement evidencing or governing such Obligations regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Buyers with respect thereto. The Guarantor agrees that this Guaranty constitutes a guarantee of payment when due and not of collection. Subject to the terms of this Guaranty, the liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of the the SPA or Notes, or any other document, agreement or instrument relating to the Obligations;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any amendment or waiver of any term of or any consent to departure from the SPA or Notes, or any other document, agreement or instrument related to the Obligations;

(c) any exchange, release, non-perfection or impairment of any collateral, or any release, amendment or waiver of any term of, or consent to departure from, any other guaranty for all or any of the Obligations;

(d) any failure on the part of the Buyers or any other person, firm or entity (“Person”) to exercise, or any delay in exercising, any right under the SPA, Notes or any other agreement or instrument relating to the Obligations; or

(e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor with respect to the Obligations (including, without limitation, all defenses based on suretyship or impairment of collateral, and all defenses which the Company may assert on the underlying debt, including failure of consideration, breach of warranty, fraud, payment, statute of frauds, bankruptcy, lack of legal capacity, statute of limitations, lender liability, accord and satisfaction, and usury) or that might otherwise constitute a defense to this Guaranty and the obligations of the Guarantor under this Guaranty.

The Guarantor hereby agrees that if the Company is the subject of any insolvency, reorganization, assignment for the benefit of creditors, moratorium, bankruptcy or similar proceeding under the laws of any applicable jurisdiction, the Guarantor will not assert the pendency of such proceeding or any order entered therein as a defense to (i) the timely payment of the Obligations or the Guarantor's obligations hereunder, or (ii) the Guarantor's guaranty of any interest on any portion of the Obligations that accrues after the commencement of any such proceeding (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of such Obligations if said proceedings had not been commenced). This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of such Obligations is rescinded or must otherwise be returned by the Buyers upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

SECTION 3. Waiver. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Buyer protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right to take any action against the Companyor any other Person or any Collateral. The Guarantor further waives any and all right to assert any set-off, counterclaim or cross-claim against the Buyers of any nature whatsoever with respect to this Guaranty or the obligations of the Guarantor under this Guaranty, in any action or proceeding brought by the Buyers to enforce the obligations of the Guarantor under this Guaranty. The Guarantor acknowledges that no oral or other agreements, understandings, representations or warranties exist with respect to this Guaranty or with respect to the obligations of the Guarantor under this Guaranty, except as specifically set forth in this Guaranty.

SECTION 4. Subrogation. So long as any Obligations remain outstanding and unpaid, the Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any and all claims, rights or remedies that the Guarantor may now have or hereafter acquire against the Company that arise hereunder or from the performance by the Guarantor hereunder, including, without limitation, any claims, rights or remedies of subrogation, reimbursement, exoneration, contribution, indemnification or participation in any claims, rights or remedies of the Buyers against the Company or in any security that the Buyers now have or hereafter acquire, whether or not such claims, rights or remedies arise in equity, under contract, by statute, under common law or otherwise.

SECTION 5. Security. The obligations of Guarantor under this Guaranty are secured by a pledge by the Guarantor to Sichenzia Ross Friedman Ference LLP, as agent for the Buyers, of 3,000,000 shares of the Company’s common stock, par value $.001 per share, of the Company (the “Shares”). It is acknowledged that as of the day hereof the Collateral Agent has received a certificate for 5,366,613 shares of the Company’s common stock owned by GAH-CDC Holdings, LLC (“Certificate No. 1”) and that upon the receipt of a stock certificate for 3,000,000 of the Company’s common stock owned by either BJP-GAH Holdings LLC or Li Guanglong or a combination of the two (“Certificate No. 2”), the Collateral Agent may release and deliver Certificate No. 1 to the Pledgor and shall hold Certificate No. 2 pursuant to the SPA.

SECTION 6. Non-Recourse. Notwithstanding anything to the contrary contained in this Guaranty, except as expressly hereinafter set forth, the recourse of the Buyers with respect to the Obligations evidenced by this Guaranty shall be solely to the Shares, and all other collateral pledged by Guarantor to secure this Guaranty. Notwithstanding anything to the contrary contained in this Guaranty, nothing shall be deemed in any way to impair, limit or prejudice the rights of the Buyer (a) in foreclosure proceedings or in any ancillary proceedings brought to facilitate the Buyers’ foreclosure on the Shares or any portion thereof; (b) to recover from Guarantor damages or costs (including, without limitation, reasonable attorneys' fees) incurred by the Buyers in such foreclosure proceedings.

SECTION 7. Representations and Warranties. The Guarantor hereby represents and warrants as follows:

(a) Non-Contravention, Etc. The execution, delivery and performance by the Guarantor of this Guaranty (i) is enforceable against Guarantor in accordance with its terms, and (ii) does not and will not (A) require any consent or approval of any creditors of the Guarantor, (B) contravene any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any material contractual restriction binding on or affecting the Guarantor or any of his properties, (C) result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than pursuant hereto) upon or with respect to any of the Guarantor's properties, and (D) result in a breach or violation of any agreement, instrument or document to which the Guarantor is a party or by which he or his property may be bound. The Guarantor is not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such contractual restriction, which default would have a materially adverse effect on the business, condition (financial or otherwise), operations, properties, performance or prospects of the Guarantor.

(b)  Government Consents. No authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery or performance by the Guarantor of this Guaranty.

(c) Legal, Valid and Binding Nature. This Guaranty is the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except that enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

(d) Guarantor's Relationship to the Company. The Buyers agreements to purchase securities of the Company is of substantial and material benefit to the Guarantor, and the Guarantor has reviewed and approved copies of the SPA, the Notes, the other Documents and the other documents executed or delivered in connection with the SPA. The Guarantor is fully informed of the remedies the Buyers may pursue upon the occurrence of an Event of Default under the Notes or such other documents.

SECTION 8. Amendments, Etc. No amendment or waiver of any provision of this Guaranty or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by each of the Buyers, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 9. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including by telecopier) and, if to the Guarantor, mailed or delivered to the Guarantor at the address specified on the first page of this Guaranty, if to any Buyer, mailed or delivered to it at the address specified in the SPA, or as to each party at such other address as shall be designated by such party in a written notice to the other party. All such notices and other communications shall, if mailed, be effective when deposited in the mail addressed as aforesaid.

SECTION 10. No Waiver; Remedies. No failure on the part of any Buyer to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof. No single or partial exercise of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 11. Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the indefeasible payment in full of the Obligations of all other amounts payable under this Guaranty, (b) be binding upon the Guarantor and his successors and assigns, and (c) inure to the benefit of and be enforceable by the Buyers and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), the Buyers may assign or otherwise transfer any of the Obligations to any other Person in accordance with the terms of the SPA and Notes, and such other Person shall thereupon become vested with all the rights in respect thereof granted to the Buyers herein or otherwise.

SECTION 12. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES THEREOF.

SECTION 13. CONSENT TO JURISDICTION. THE GUARANTOR HEREBY CONSENTS AND AGREES THAT THE SUPREME COURT OF NEW YORK, NEW YORK COUNTY, OR, AT IRI'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE GUARANTOR AND THE BUYERS PERTAINING TO THIS GUARANTY OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS GUARANTY. THE GUARANTOR SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE GUARANTOR HEREBY WAIVES ANY OBJECTION WHICH GUARANTOR MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO GUARANTOR AT THE ADDRESS SPECIFIED ON THE FIRST PAGE OF THIS GUARANTY, AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE GUARANTOR'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS GUARANTY SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF IRI TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY IRI OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS GUARANTY TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

SECTION 14. JURY TRIAL WAIVER. THE GUARANTOR AND THE BUYERS HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN ANY COURT RELATING TO, IN CONNECTION WITH OR ARISING UNDER THIS GUARANTY OR THE SPA OR NOTES.

SECTION 15. Entire Agreement; Severability. This Guaranty represents the entire understanding and agreement between the Guarantor, on the one hand, and the Buyers, on the other hand, with respect to the subject matter contained herein, and there are no other existing agreements or understandings, whether oral or written, between or among such parties as to such subject matter. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

SECTION 16. This Agreement shall terminate upon the final  satisfaction in full of the Note either by way of payment in full of the principal, interest and premium, if any, due on the Note or by way of conversion of the Note into the shares of the common stock of the Company

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

GAH-CDC HOLDINGS, LLC

By:	/s/Charles Fu
Name: Charles Fu
Title: President

BUYER: Agreed and acknowledged Only as to Section 16

Strategic Alliance Fund, L.P.

/s/Daniel F. Carlson
Name: Daniel F. Carlson
Title: Manager

BUYER: Agreed and acknowledged Only as to Section 16

Strategic Alliance Fund II, L.P.

/s/Daniel F. Carlson
Name: Daniel F. Carlson
Title: Manager